                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG


                             PHOENIX NETWORK, INC.,
                            a Delaware corporation;


                         TELE-TREND COMMUNICATIONS LLC,
                     a Colorado limited liability company;


                                      and


                                 LINLEY WHITE,
                    TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                      AND
                                JACKSON D. RULE
                        -------------------------------

                          Dated as of August 28, 1995
                        -------------------------------

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is entered into as of August 28, 1995, by and among PHOENIX NETWORK, INC., a Delaware corporation ("Purchaser"), TELE-TREND COMMUNICATIONS LLC, a Colorado limited liability company ("Tele-Trend"), JACKSON D. RULE ("Rule"), and the following parties (the "Selling Members"): LINLEY WHITE and TELE-TREND COMMUNICATIONS PARTNERS LTD. ("Tele-Trend Partners"). For purposes of this Agreement, the Selling Members shall not be deemed to be the limited partners of Tele-Trend Partners.

                                    RECITALS

         A. Tele-Trend is engaged and has been engaged in a variety of activities, including the reselling of long distance telephone service (Tele-Trend's activities and operations being herein referred to as the "Business"). The Selling Members own 100% of the issued and outstanding membership interests of Tele-Trend.

         B. Tele-Trend's facilities consist of approximately 6,900 square feet located at 5690 DTC Boulevard, Suite 150, Englewood, Colorado 80111 (the "Facilities").

         C. Purchaser desires to purchase from Tele-Trend, Tele-Trend desires to sell to Purchaser, and the Selling Members desire to cause Tele-Trend to sell to Purchaser the Business of Tele-Trend and substantially all of the property and assets of Tele-Trend other than the Excluded Assets (as hereinafter defined).

         NOW, THEREFORE, of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       PURCHASE AND SALE OF ASSETS.

         1.1 ASSETS TO BE TRANSFERRED. Subject to the terms and conditions of this Agreement, on the Closing Date Tele-Trend shall, and the Selling Members shall cause Tele-Trend to, sell, transfer, convey, assign, and deliver to Purchaser (or upon Purchaser's request, to one or more wholly-owned subsidiaries of Purchaser as designated by Purchaser), and Purchaser shall purchase and accept all of the business, rights, claims and assets (of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever situated) of Tele-Trend, other than the Excluded Assets (as hereinafter defined) (collectively the "Purchased Assets"). The Purchased Assets shall include, but not be limited to, the following:


                                       1.

                 (a) ACCOUNTS RECEIVABLE. Any accounts receivable of Tele-Trend other than those classified as "Excluded Assets," as such term is hereinafter defined;

                 (b) EQUIPMENT AND SUPPLIES. All equipment, supplies, furniture and all other personal property not included in inventory (other than personal property leased pursuant to Personal Property Leases as hereinafter defined) owned, utilized or held for use by Tele-Trend on the Closing Date other than those set forth on Part 1.2 of the Disclosure Schedule;

                 (c) PERSONAL PROPERTY LEASES. All leases of equipment, furniture and other personal property leased by Tele-Trend, including all such leases (the "Personal Property Leases") described in Part 1.1(c) of the Disclosure Schedule other than those set forth on Part 1.2(g) of the Disclosure Schedule;

                 (d) LEASED REAL PROPERTY. All of the leases of real property with respect to real property leased by Tele-Trend, including the leases (the "Real Property Leases") described in Part 1.1(d) of the Disclosure Schedule with respect to the real property described thereon (the "Leased Real Property");

                 (e) PROPRIETARY ASSETS. All Tele-Trend's interest in any Proprietary Assets. The Proprietary Assets include the items listed in Part
4.11 of the Disclosure Schedule other than those set forth on Part 1.2(i) of the Disclosure Schedule;

                 (f) CONTRACTS. All contracts, contractual rights, purchase orders and sales orders of Tele-Trend listed below:

                          (1)    All Contracts described and set forth in Part
4.12 of the Disclosure Schedule;

         The Contracts described in subsection 1.1.(f)(1) above are hereinafter collectively described as the "Assumed Contracts." To the extent that any Assumed Contract for which assignment to Purchaser is provided herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Each Selling Member, Tele-Trend and Purchaser agree to use their reasonable best efforts (without any requirement on the part of Purchaser to pay any money or agree to any change in the terms of any such Contract) to obtain the consent of such other party to the assignment of any such Assumed Contract to Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, each Selling Member and Tele-Trend agrees to cooperate with Purchaser in any reasonable arrangement mutually agreed upon that is designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Assumed Contract, including enforcement at the cost and for the account of Purchaser of any and all rights of Tele-Trend against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Purchaser, upon notice to Tele-Trend, shall


                                       2.

have no obligation pursuant to Section 2.1 or otherwise with respect to any such Assumed Contract and any such Assumed Contract shall not be deemed to be a Purchased Asset hereunder;

                 (g) LITERATURE. All sales literature, promotional literature, instructional materials, catalogs and similar materials of Tele-Trend;

                 (h) RECORDS AND FILES. All records, files, invoices, customer lists, accounting records, business records, operating data and other data of Tele-Trend other than those specifically excluded in Section 1.2;

                 (i) NOTES AND ACCOUNTS RECEIVABLE. All notes receivable, drafts and accounts receivable of Tele-Trend, described in Part 1.1.(j) of the Disclosure Schedule, however, excluding those listed on Part 1.2(b) and 1.2(j) of the Disclosure Schedule;

                 (j) LICENSES; PERMITS. All licenses, permits and approvals of Tele-Trend; and

                 (k) CORPORATE NAME. The name "Tele-Trend," (and any variations of such name) and, except for the right of Tele-Trend to continue using the name, all rights to use or allow others to use such name;

         1.2 EXCLUDED ASSETS. The provisions of Section 1.1 notwithstanding, Tele-Trend shall not sell, transfer, assign, convey or deliver to Purchaser, and Purchaser will not purchase or accept the following assets of Tele-Trend (collectively the "Excluded Assets"):

                 (a) CONSIDERATION. The consideration delivered by Purchaser to Tele-Trend pursuant to this Agreement;

                 (b) ACCOUNTS RECEIVABLE. Those Accounts Receivable identified in Part 1.2(b) of the Disclosure Schedule, as to which Purchaser shall permit the employees of Tele-Trend who become employees of Purchaser to collect on behalf of Tele-Trend after the Closing and the monies so collected will be remitted to Tele-Trend;

                 (c) TAX CREDITS. Federal, state and local income and franchise tax credits and tax refund claims;

                 (d) FRANCHISE. Tele-Trend's franchise to be a limited liability company, its articles of organization, seal, books, minute books and other records having exclusively to do with the organization and capitalization of Tele-Trend. Purchaser and its designated agents shall have reasonable access to such books and records and may make excerpts therefrom and copies thereof;





                                       3.

                 (e) TAX RECORDS. Tele-Trend's income and franchise tax returns and tax records. Purchaser and its designated agents shall have reasonable access to such records and may make excerpts therefrom and copies thereof;

                 (f) OBLIGATIONS. Notes payable, drafts, accounts payable or other obligations for the payment of money, whether made or owed by any third party or whether made or owed by any Affiliate of Tele-Trend, except as set forth on Part 1.2(f) of the Disclosure Schedule. For purposes of this Agreement, the term "Affiliate" shall mean and include:

                          (1)     any current or former member, manager,
director or officer of Tele-Trend;

                          (2)     any sibling, uncle, aunt, niece or nephew of
any person described in clause (1);

                          (3)     any ancestor or lineal descendant of any
person described in clauses (1) or (2);

                          (4)     any current or former spouse of any person
described in clauses (1), (2) or (3) or any person who is a member of the same household of the person described in clauses (1), (2) or (3) or who has resided with such person for more than 10 days in any calendar year;

                          (5)     any ancestor or lineal descendant of any
person described in clauses (1), (2), (3) or (4); and

                          (6)     any entity or person in which any of the
foregoing have a direct or indirect interest (except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market).

                 (g) PERSONAL PROPERTY. The personal property described in Part 1.2.(g) of the Disclosure Schedule; and

                 (h) CONTRACTS. All contracts not listed in Part 4.12 of the Disclosure Schedule.

                 (i) PROPRIETARY ASSETS. The proprietary assets described in Part 1.1(e) of the Disclosure Schedule.

                 (j)      NOTES RECEIVABLE.  The Notes Receivable described in
Part 1.2(j) of the Disclosure Schedule.





                                       4.

2.       ASSUMPTION OF LIABILITIES.

         2.1 LIABILITIES TO BE ASSUMED. Subject to the terms and conditions of this Agreement, on the Closing Date, Purchaser shall assume and agree to perform and discharge to the extent indicated below the following, and only the following, specific debts, liabilities and obligations of Tele-Trend (collectively the "Assumed Liabilities"):

                 (a) UNAUDITED INTERIM BALANCE SHEET LIABILITIES. The aggregate amount of accounts payable and accrued liabilities reflected or reserved against on the Unaudited Interim Balance Sheet.

                 (b) CONTRACTUAL LIABILITIES. Tele-Trend's liabilities and obligations arising from and after the Closing Date under and pursuant to the Assumed Contracts, provided that Purchaser shall not assume any obligation to deliver products or services with respect to which payment for those products or services has been made prior to the Closing Date, unless (A) Tele-Trend shall remit the amount of such payments to Purchaser or (B) a direct credit in such amount shall be provided to Purchaser in the computation of the Purchase Price (as hereinafter defined).

                 (c) LIABILITIES UNDER PERMITS AND LICENSES. Tele-Trend's obligations arising from and after the Closing Date under any permits or licenses listed in Part 4.15 of the Disclosure Schedule and assigned to Purchaser at the Closing.

         2.2 DETERMINATION OF ASSUMED LIABILITIES. The Assumed Liabilities shall:

                 (a) include the aggregate dollar amount of all accounts payable on the Unaudited Interim Balance Sheet;

                 (b) the aggregate dollar amount of Accrued Liabilities shown on the Unaudited Interim Balance Sheet, but shall specifically exclude any payroll, vacation, or other liabilities to employees except as set forth in
Section 3.7 below. Assumed Liabilities shall also exclude all notes payable and leasehold obligations unless otherwise set forth in writing by Purchaser and except as to leases listed in Part 1.1(c) and 1.1(d) of the Disclosure Schedule.

         2.3 LIABILITIES NOT TO BE ASSUMED. Except as and to the extent specifically set forth in Section 2.1, Purchaser is not assuming any debts, liabilities, obligations or contracts of Tele-Trend and all such debts, liabilities, obligations and contracts shall be and remain the responsibility of Tele-Trend. Notwithstanding the provisions of Section 2.1 and without limiting the generality of the foregoing, Purchaser is not assuming and Tele-Trend shall not be deemed to have transferred to Purchaser the following debts, liabilities, obligations and contracts of Tele-Trend:

                 (a) TAXES ARISING FROM TRANSACTION. Any United States, foreign, state or other taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased





                                       5.

Assets to Purchaser and the other transactions contemplated by this Agreement, including but not limited to any income, transfer, sales, use, gross receipts or documentary stamp taxes;

                 (b) INCOME AND FRANCHISE TAXES. Any liability or obligation of Tele-Trend for Federal income taxes and any state or local income, profit or franchise taxes (and any penalties or interest due on account thereof);

                 (c) INSURED CLAIMS. Any liability of Tele-Trend insured against, to the extent such liability is or will be paid by an insurer;

                 (d) LITIGATION MATTERS. Any liability or obligation with respect to any suits, actions, claims or proceedings, whether or not described in Part 4.24 of the Disclosure Schedule, but Purchaser will assume liability for matters that relate to any and all of the Purchased Assets, provided that the event(s) on which such matters are predicated occur on or after the Closing Date;

                 (e) INFRINGEMENTS. Any liability to a third party under its intellectual property or other proprietary rights, including, but not limited to, claims arising out of the performance of services, or the copying, modifying, distributing, performing or displaying of any work;

                 (f) TRANSACTION EXPENSES. All liabilities, costs, obligations or expenses incurred by Tele-Trend in connection with this Agreement and the transactions contemplated herein;

                 (g) LIABILITY FOR BREACH. Liabilities and obligations of Tele-Trend for any breach or failure to perform any of Tele-Trend's covenants and agreements contained in, or made pursuant to, this Agreement, or, prior to the Closing, any other contract, whether or not assumed hereunder, including any breach arising from assignment of contracts hereunder without consent of third parties;

                 (h) LIABILITIES TO AFFILIATES. Liabilities and obligations of Tele-Trend to its present or former Affiliates except for obligations of Tele-Trend to Affected Employees reflected on the Unaudited Interim Balance Sheet; and

                 (i) VIOLATION OF LAW. Liabilities and obligations of Tele-Trend for any violation of or failure to comply with any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority.

3.       PURCHASE PRICE.

         3.1 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Purchased Assets shall be:

                 (a)      the assumption of the Assumed Liabilities;





                                       6.

         plus

                 (b) the sum of two payments, an initial payment representing (i) six and one-half (6 1/2) times the monthly revenue of the existing customer base of Tele-Trend in accordance with the methodology set forth on Exhibit B-1 and (ii) the value of the remaining assets as set forth and for the values specified and listed on Exhibit B-2 (the "Initial Payment") and (iii) a final payment based upon the earn-out formula described herein (the "Earn-Out Payment").

                 (c) The Initial Payment of the Purchase Price shall be paid in cash. The aggregate amount of the Initial Payment of the Purchase Price shall be $4,430,631.00.

                 (d) The Earn-Out Payment of the Purchase Price shall be as set forth in Exhibit C-1 and C-2.

                 (e)      METHOD OF PAYMENT.  All cash payments under this
Section 3.1 shall be made in the form of certified or official bank check payable to the order of the recipient or, at the recipient's option, by wire transfer of immediately available funds to an account designated by the recipient not less than 48 hours prior to the time for payment specified herein.

         3.2 ALLOCATION OF PURCHASE PRICE. The aggregate Purchase Price (including the assumption by Purchaser of the Assumed Liabilities) shall be allocated among the Purchased Assets for tax purposes in accordance with Part
3.2 of the Disclosure Schedule. Tele-Trend and Purchaser will follow and use such allocation in all income, sales registration and other tax returns, filings or other related reports made by them to any governmental agencies. To the extent that disclosures of this allocation are required to be made by the parties to the Internal Revenue Service ("IRS") under the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") or any regulations thereunder, Purchaser and Tele-Trend will disclose such reports to the other prior to filing with the IRS.

4.       REPRESENTATIONS AND WARRANTIES OF TELE-TREND AND THE SELLING MEMBERS.

         Tele-Trend and Rule, jointly and severally, make the following representations and warranties to Purchaser, each of which is true and correct on the date hereof, shall remain materially and substantially true and correct to and including the Closing Date, and shall survive the Closing of the transactions provided for herein. With respect to the representations and warranties made by Rule, unless otherwise qualified by the text in this Section 4, such representations and warranties are made solely to his knowledge.

         4.1     CORPORATE.

                 (a) ORGANIZATION. Tele-Trend is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and has all necessary power and authority:





                                       7.

                          (1)     to conduct its business in the manner in
which its business is currently being conducted and in the manner in which its business is proposed to be conducted;

                          (2)     to own and use its assets in the manner in
which its assets are currently owned and used and in the manner in which its assets are proposed to be owned and used; and

                          (3)     to perform its obligations under all
Tele-Trend Contracts.

                 (b) Tele-Trend has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "Tele-Trend Communications LLC, Tele-Trend Communications Partners Ltd. and Tele-Trend Communications, Inc."

                 (c) Tele-Trend is not, and the Affiliated Company has never been, required to be qualified, authorized, registered or licensed to do business as a foreign entity in any jurisdiction other than the jurisdictions identified in Part 4.1(c) of the Disclosure Schedule. Tele-Trend is in good standing as a foreign entity in each of the jurisdictions identified in Part 4.1(c) of the Disclosure Schedule, except as set forth thereon.

                 (d) Part 4.1(d) of the Disclosure Schedule accurately sets forth (1) the names of Tele-Trend's managers, (2) the names of the members of each committee of Tele-Trend, and (3) the names and titles of Tele-Trend's officers.

                 (e) Neither Tele-Trend nor any of its members has ever approved, or commenced any proceeding or made any election regarding the dissolution or liquidation of Tele-Trend or the winding up or cessation of Tele-Trend's business or affairs.

                 (f) Tele-Trend has no subsidiaries, and Tele-Trend has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

         4.2     ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT; RECORDS.

                 (a) Tele-Trend has delivered to the Purchaser accurate and complete copies of:

                          (1) Tele-Trend's articles of organization and operating agreement, including all amendments thereto;

                          (2)     the membership records of each of the
         Companies; and

                          (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a





                                       8.

         meeting) of the members and partners of each of the Companies and all committees of the Companies.

There have been no meetings or other proceedings of the members and partners of any of the Companies, or any committee of Companies that are not fully reflected in such minutes or other records.

                 (b) There has not been any violation of any of the provisions of Tele-Trend's articles of organization and operating agreement or of any resolution adopted by Tele-Trend's members, Tele-Trend's managers or any committee of Tele-Trend; and no event has occurred, and no condition or circumstance exists, that (with or without notice or lapse of time) constitutes or will result directly or indirectly in such a violation.

                 (c) The books of account, ownership records, minute books and other records of each of the Companies are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All of the records of the Companies are in the actual possession and direct control of Tele-Trend. Tele-Trend has in place an adequate and appropriate system of internal controls which Tele-Trend believes is at least as comprehensive and effective as the systems of internal controls customarily maintained by Comparable Entities.

         4.3     FINANCIAL STATEMENTS.

                 (a) Tele-Trend has delivered to the Purchaser the following financial statements and notes (collectively, the "Tele-Trend Financial Statements"):

                          (1)     the audited consolidated balance sheet of
Tele-Trend and the Affiliated Company as of December 31, 1994, and the related audited consolidated statements of operations, changes in equity and cash flows of Tele-Trend for the year then ended, together with the notes thereto and the unqualified report and certification of Cause, Demgen & Moore relating thereto;

                          (2)     the audited balance sheet of Tele-Trend as of
December 31, 1994, and the related audited statements of operations, changes in equity and cash flows of Tele-Trend for the year then ended, together with the notes thereto and the unqualified report and certification of Cause, Demgen & Moore relating thereto; and

                          (3)     the unaudited balance sheet of Tele-Trend as
of July 31, 1995 (the "Unaudited Interim Balance Sheet"), and the related unaudited statements of operations, changes in equity and cash flows of Tele-Trend for the seven months then ended, together with the notes thereto.

                 (b) All of the Tele-Trend Financial Statements are materially accurate and complete in all material respects, and the dollar amount of each line item included in the Tele-Trend Financial Statements is materially accurate in all respects. The financial





                                       9.

statements and notes referred to in Section 4.3(a)(1) present fairly the consolidated financial position of Tele-Trend and the Affiliated Company as of December 31, 1994 and the consolidated results of operations, changes in equity and cash flows of Tele- Trend and the Affiliated Company for the year then ended. The financial statements and notes referred to in Sections 4.3(a)(2) and 4.3(a)(3) present fairly the financial position of Tele-Trend as of the respective dates thereof and the results of operations, changes in equity and cash flows of Tele-Trend for the periods covered thereby. The Tele-Trend Financial Statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered.


         4.4 ABSENCE OF CHANGES. Except as set forth in Part 4.4 of the Disclosure Schedule, since July 31, 1995:

                 (a) there has not been any materially adverse change in Tele-Trend's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof), and no event has occurred that might be reasonably deemed to have an adverse effect on Tele-Trend's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof);

                 (b) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of the Purchased Assets (whether or not covered by insurance);

                 (c) Tele-Trend has not (1) declared, accrued, set aside or paid any dividend or made any other distribution in respect of its membership interests, or (2) repurchased, redeemed or otherwise reacquired any membership interests;

                 (d) Tele-Trend has not sold or otherwise issued any membership interest;

                 (e) Tele-Trend has not amended its articles of organization or operating agreement and has not effected or been a party to any Acquisition Transaction, recapitalization or reclassification;

                 (f) Tele-Trend has not purchased or otherwise acquired any asset from any other Person, except for supplies and other assets not costing in excess of $10,000 individually and acquired by Tele-Trend in the Ordinary Course of Business;

                 (g) Tele-Trend has not leased or licensed any asset from any other Person that creates an obligation in excess of $10,000 per month;

                 (h) Tele-Trend has not made any capital expenditure in excess of $10,000;





                                      10.

                 (i) Tele-Trend has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for inventory sold by Tele-Trend in the Ordinary Course of Business;

                 (j) Tele-Trend has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness, except in the Ordinary Course of Business;

                 (k) Tele-Trend has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

                 (l) Tele-Trend has not made any loan or advance to any other Person;

                 (m) Tele-Trend has not (1) established or adopted any Employee Benefit Plan, or (2) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its managers, officers or employees;

                 (n) Tele-Trend has not entered into, and neither Tele-Trend nor any of the assets owned or used by Tele-Trend has become bound by, any Contract in excess of $10,000 in value or by its terms continues for one year or more and that is not an Excluded Contract;

                 (o) Tele-Trend has not amended or terminated any Contract in excess of $10,000 in value or any Contract which, by its terms, continues for one year or more, by which Tele-Trend or any of the assets owned or used by Tele-Trend is or was bound, or under which Tele-Trend has or had any rights or interest;

                 (p) Tele-Trend has not incurred, assumed or otherwise become subject to any Liability in excess of $10,000 in value, other than Liabilities (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by Tele-Trend in the Ordinary Course of Business;

                 (q) Tele-Trend has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability in excess of $10,000 in value, except for Liabilities that (1) are reflected as current liabilities in the "liabilities" column of the Unaudited Interim Balance Sheet or have been incurred by Tele-Trend since July 31, 1995 in the Ordinary Course of Business, and (2) have been discharged or paid in the Ordinary Course of Business;

                 (r) Tele-Trend has not forgiven any debt or otherwise released or waived any right or claim except for the write-offs of accounts receivable in the Ordinary Course of Business, which amounts in the aggregate do not exceed $10,000;





                                      11.

                 (s) Tele-Trend has not changed any of its methods of accounting or accounting practices in any respect;

                 (t) Tele-Trend has not entered into any material transaction or taken any other action outside the Ordinary Course of Business; and

                 (u) Tele-Trend has not agreed, committed or offered (in writing or otherwise), to take any of the actions referred to in clauses "(c)" through "(t)" above.

         4.5     TITLE TO ASSETS.

                 (a) Tele-Trend owns, and has good, valid and marketable title to, all the Purchased Assets, including:

                          (1)     all assets reflected on the Unaudited Interim
Balance Sheet; except for assets converted into cash or dispersed of in the Ordinary Course of Business from July 31, 1995 through the Closing Date;

                          (2)     all assets acquired by Tele-Trend since July
31, 1995; except for assets converted into cash or dispersed of in the Ordinary Course of Business from July 31, 1995 through the Closing Date;

                          (3)     all assets referred to in Parts 4.7, 4.9 and
4.11 of the Disclosure Schedule and all of Tele-Trend's rights under Tele-Trend Contracts; and

                 (b) Part 4.5 of the Disclosure Schedule identifies all assets in excess of $10,000 that are being leased or licensed to Tele-Trend.

Except as set forth in Part 4.5 of the Disclosure Schedule, all of said assets are owned by Tele-Trend free and clear of any Encumbrances. At the Closing, Purchaser will receive good and marketable title to all of the Purchased Assets, free and clear of any Encumbrances, except those described in Part 4.5 of the Disclosure Schedule.

         4.6 BANK ACCOUNTS. Part 4.6 of the Disclosure Schedule sets forth in all material respects, with respect to each account maintained by or for the benefit of Tele-Trend at any bank or other financial institution:

                 (a) the name and location of the institution at which such account is maintained;

                 (b) the name in which such account is maintained and the account number of such account;

                 (c) a brief description of such account and the purpose for which such account is used;


                                      12.

                 (d) the current balance in such account as of the date set forth in Part 4.6 of the Disclosure Schedule;

                 (e) the rate of interest being earned on the funds in such account; and

                 (f) the names of all individuals authorized to draw on or make withdrawals from such account.

         4.7     RECEIVABLES; MAJOR CUSTOMERS.

                 (a) Part 4.7 of the Disclosure Schedule provides a breakdown and aging of all accounts receivable, notes receivable and other receivables of Tele-Trend as of July 31, 1995.

                 (b) Except as set forth in Part 4.7 of the Disclosure Schedule, to the knowledge of Rule and Tele-Trend, all existing accounts receivable of Tele-Trend (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since July 31, 1995 and have not yet been collected) represent valid obligations of customers of Tele-Trend arising from bona fide transactions entered into in the Ordinary Course of Business.

                 (c) Part 4.7 of the Disclosure Schedule identifies, and provides a breakdown of the revenues received from, each customer or other Person that accounted for (1) more than $50,000 of the consolidated gross revenues of Tele-Trend and the Affiliated Company in 1994, or (2) more than $12,500 of Tele-Trend's gross revenues in the first quarter of 1995. Tele-Trend has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person identified in Part 4.7 of the Disclosure Schedule may cease dealing with Tele-Trend or may otherwise materially reduce the volume of business transacted by such Person with Tele-Trend below historical levels.

         4.8     SELLING MEMBERS.

                 (a) To the knowledge of Tele-Trend and Rule, each Selling Member has the capacity and financial capability to comply with and perform all of such Selling Member's covenants and obligations under each of the Transactional Agreements to which such Selling Member is or may become a party.

                 (b)      To the knowledge of Tele-Trend and Rule, no Selling
Member:

                          (1)     has, at any time, (A) made a general
assignment for the benefit of creditors, (B) filed, or had filed against such Selling Member, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of such Selling Member's assets, (D) admitted in writing such Selling Member's inability to pay such Selling Member's debts as they become due, (E) been convicted of, or





                                      13.

pleaded guilty to, any felony, or (F) taken or been the subject of any action that may have an adverse effect on such Selling Member's ability to comply with or perform any of such Selling Member's covenants or obligations under any of the Transactional Agreements; or

                          (2)     is subject to any Order that may have an
adverse effect on such Selling Member's ability to comply with or perform any of such Selling Member's covenants or obligations under any of the Transactional Agreements.

                 (c) There is no Proceeding pending, and to the knowledge of Tele-Trend and Rule no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of any Selling Member to comply with or perform any of such Selling Member's covenants or obligations under any of the Transactional Agreements. To the knowledge of Tele-Trend and Rule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that directly or indirectly will give rise to or serve as a basis for the commencement of any such Proceeding.

         4.9     EQUIPMENT, ETC.

                 (a) Part 4.9 of the Disclosure Schedule identifies all material equipment, furniture, fixtures, improvements and other tangible assets owned by Tele-Trend and to be transferred to Purchaser pursuant to this Agreement, and sets forth in all material respects the approximate date of acquisition, original cost and book value of each of said assets. Part 4.9 of the Disclosure Schedule also identifies all material tangible assets leased to Tele-Trend.

                 (b) To the knowledge of Tele-Trend and Rule, each asset identified or required to be identified in Part 4.9 of the Disclosure Schedule:

                          (1)     is structurally sound, free of material
defects and deficiencies and in good condition and repair (ordinary wear and tear excepted);

                          (2)     complies in all material respects with, and
is being operated and otherwise used in substantial compliance with, all applicable Legal Requirements; and

                          (3)     is adequate for the uses to which it is being
put.

The assets identified in Part 4.9 of the Disclosure Schedule are adequate for the conduct of Tele-Trend's business in the manner in which such business is currently being conducted.

         4.10 REAL PROPERTY. Tele-Trend does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 1.1(e) of the Disclosure Schedule. Copies
of such leases have been made available to Purchaser for review.   Tele-Trend
enjoys peaceful and undisturbed possession of such premises.





                                      14.

         4.11    PROPRIETARY ASSETS.

                 (a) To the knowledge of Tele-Trend and Rule, except as set forth in Part 4.11 of the Disclosure Schedule, there is no material Proprietary Asset that is owned by or licensed to Tele-Trend or that is otherwise used or useful in connection with Tele-Trend's business.

                 (b) To the knowledge of Tele-Trend and Rule, Tele-Trend has taken all measures and precautions reasonably deemed necessary by Tele-Trend to protect the confidentiality and value of each Proprietary Asset identified or required to be identified in Part 4.11 of the Disclosure Schedule.

                 (c) To the knowledge of Tele-Trend and Rule, Tele-Trend is not infringing, and the Affiliated Company has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person.

                 (d) To the knowledge of Tele-Trend and Rule, the Proprietary Assets identified in Part 4.11 of the Disclosure Schedule constitute the Proprietary Assets necessary to enable Tele-Trend to conduct its business in the manner in which its business is currently being conducted.

         4.12    CONTRACTS.

                 (a) Part 4.12 of the Disclosure Schedule identifies and provides a list of each material Tele-Trend Contract, except for any Excluded Contract. Tele-Trend has delivered to the Purchaser accurate and complete copies of all Tele-Trend Contracts identified in Part 4.12 of the Disclosure Schedule, including all amendments thereto. For purposes of this Agreement, the term "material Tele-Trend Contract" shall mean any agreement in excess of $25,000 in value or by its terms continues for one year or more.

                 (b) To the knowledge of Tele-Trend and Rule, after due inquiry and investigation, (i) each material Tele-Trend Contract is valid and in full force and effect, and is enforceable by Tele-Trend in accordance with its terms; and (ii) no material Contract contains any term or provision that is extraordinary or that is otherwise not customarily found in Contracts entered into by Comparable Entities.

                 (c) Except as set forth in Part 4.12 of the Disclosure Schedule to the knowledge of Tele-Trend and Rule after due inquiry and investigation:

                          (1)     no Person has violated or breached, or
declared or committed any default under, any material Tele-Trend Contract;

                          (2)     no event has occurred, and no circumstance or
condition exists, that might reasonably be deemed likely (with or without notice or lapse of time) (A) result in


                                      15.

a violation or breach of any of the provisions of any material Tele-Trend Contract, (B) give any Person the right to declare a default or exercise any remedy under any material Tele-Trend Contract, (C) give any Person the right to accelerate the maturity or performance of any material Tele-Trend Contract, or
(D) give any Person the right to cancel, terminate or modify any material Tele-Trend Contract;

                          (3)     none of the Companies has received any notice
or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any material Tele-Trend Contract; and

                          (4)     Tele-Trend has not waived any of its rights
under any material Tele-Trend Contract which shall operate as a future or continuing waiver of such rights.

                 (d) To the Knowledge of Tele-Trend and Rule, each Person against which Tele-Trend has or may acquire any rights under any material Tele-Trend Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to Tele-Trend.

                 (e)      Except as set forth in Part 4.12 of the Disclosure
Schedule:

                          (1)     none of the Companies has outstanding any
guarantees or has agreed to cause, insure or become liable for, and none of the Companies has outstanding a pledge of any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and

                          (2)     none of the Companies has ever been a party
to or bound by (A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

                 (f) To the knowledge of Tele-Trend and Rule, the performance of the Tele-Trend Contracts will not result in any violation of or failure to substantially comply with any Legal Requirement.

                 (g) No Person is renegotiating any material amounts paid or payable to Tele-Trend under any Tele-Trend Contract or any other term or provision of any Tele-Trend Contract.

                 (h) The Contracts identified in Part 4.12 of the Disclosure Schedule and the Excluded Contracts collectively constitute the Contracts necessary to enable Tele-Trend to conduct its business in the manner in which its business is currently being conducted.





                                      16.

                 (i) Part 4.12 of the Disclosure Schedule identifies and provides a description of each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by Tele-Trend.

         4.13    LIABILITIES; MAJOR SUPPLIERS.

                 (a) Except as set forth in Part 4.13 of the Disclosure Schedule, Tele-Trend has no additional liabilities in excess of $5,000 in the aggregate, except for:

       (1) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet;

                          (2)     accounts payable (of the type required to be
reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by Tele-Trend in the Ordinary Course of Business since July 31, 1995; and

                          (3)     Tele-Trend's obligations under the Contracts
listed in Part 4.13 of the Disclosure Schedule and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable by reference to such Contracts.

                 (b)      Part 4.13 of the Disclosure Schedule:

                          (1)     provides a breakdown and aging of
Tele-Trend's accounts payable as of July 31, 1995;

                          (2)     provides a breakdown of all customer deposits
and other deposits held by Tele-Trend as of the date of this Agreement; and

                          (3)     provides a breakdown of Tele-Trend's
long-term debt as of the date of this Agreement.

                 (c) Part 4.13 of the Disclosure Schedule provides a breakdown of the amounts paid to, each supplier or other Person that received
(1) more than $20,000 from the Companies in 1994, (2) more than $20,000 from Tele-Trend in 1994, or (3) more than $5,000 from Tele-Trend in the first quarter of 1995. Neither the Companies nor Rule has any knowledge or information of any facts indicating, nor any other reason to believe, that any of the suppliers listed in Part 4.13 of the Disclosure Schedule will not continue to be suppliers to the business of the Companies after the Closing and will not continue to supply the business with substantially the same quantity and quality of goods and services at competitive prices.

         4.14    COMPLIANCE WITH LEGAL REQUIREMENTS.

                 (a)      Except as set forth in Part 4.14 of the Disclosure
Schedule:





                                      17.

                          (1)     To the knowledge of Tele-Trend and Rule,
Tele-Trend is in substantial compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                          (2)     To the knowledge of Tele-Trend and Rule, each
of the Companies has at all times been in substantial compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                          (3)     To the knowledge of Tele-Trend and Rule, no
event has occurred, and no condition or circumstance exists, that might reasonably be deemed likely (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by Tele-Trend of, or a failure on the part of Tele-Trend to comply with, any Legal Requirement; and

                          (4)     none of the Companies has received, at any
time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (1) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (2) any actual, alleged, possible or potential obligation on the part of any of the Companies to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

                 (b) Tele-Trend has delivered to the Purchaser a copy of each material report, study, survey or other document that Tele-Trend has received that addresses or otherwise relates to the compliance of any of the Companies with, or the applicability to any of the Companies of, any Legal Requirement.

                 (c) To the Knowledge of Tele-Trend and Rule, no Governmental Body, (excluding, however, the United States House of Representatives and United States Senate) has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (1) could reasonably be deemed to have a material adverse effect on Tele-Trend's business, condition, assets, liabilities, operations, financial performance, net income or prospects or on the ability of Tele-Trend or any of the Selling Members to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (2) could reasonably be deemed to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         4.15    GOVERNMENTAL AUTHORIZATIONS.

                 (a)      Part 4.15 of the Disclosure Schedule identifies:

                          (1)     each Governmental Authorization that is held
by Tele-Trend; and





                                      18.

                          (2)     each other Governmental Authorization that,
to the Knowledge of Tele-Trend and Rule, is held by any of Tele-Trend's employees and relates to or is useful in connection with Tele-Trend's business.

Tele-Trend has delivered to the Purchaser copies of all of the Governmental Authorizations identified in Part 4.15 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 4.15 of the Disclosure Schedule is valid and in full force and effect.

                 (b)      Except as set forth in Part 4.15 of the Disclosure
Schedule:

                          (1)     To the knowledge of Tele-Trend and Rule,
Tele-Trend and its employees are, and the Companies and their respective employees have at all times been, in substantial compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 4.15 of the Disclosure Schedule;

                          (2)     To the knowledge of Tele-Trend and Rule, no
event has occurred, and no condition or circumstance exists, that could reasonably be deemed to (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 4.15 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 4.15 of the Disclosure Schedule;

                          (3)     none of the Companies has ever received, and,
to the Knowledge of Tele-Trend and Rule, no employee of any of the Companies has received, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and

                          (4)     to the knowledge of Tele-Trend and Rule, all
applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part 4.15 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

                 (c)      The Governmental Authorizations identified in Part
4.15 of the Disclosure Schedule constitute the Governmental Authorizations necessary (1) to conduct Tele-Trend's business in the manner in which its business is currently being conducted and (2) to permit Tele-Trend to own and use its assets in the manner in which they are currently owned and used.





                                      19.

         4.16    TAX MATTERS.

                 (a) To the knowledge of Tele-Trend and Rule (1) each Tax required to have been paid, or claimed by any Governmental Body to be payable, by any of the Companies (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis; (2) any Tax required to have been withheld or collected by any of the Companies has been duly withheld and collected; and (3) (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

                 (b) Part 4.16 of the Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of any of the Companies with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("Tele-Trend Returns"). To the knowledge of Tele-Trend and Rule, all Tele-Trend Returns (1) have been or will be filed when due, and (2) have been, or will be when filed, accurately prepared in substantial compliance with all applicable Legal Requirements so that Tele-Trend does not have tax liability in excess of $10,000 in the aggregate. All amounts shown on the Tele-Trend Returns to be due on or before the Closing Date, and substantially all amounts otherwise payable in connection with the Tele-Trend Returns on or before the Closing Date, have been or will be paid on or before the Closing Date. Tele-Trend has delivered to the Purchaser accurate and complete copies of all Tele-Trend Returns filed since January 1, 1992.

                 (c) To the knowledge of Tele-Trend and Rule, the Tele-Trend Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Tele-Trend will establish, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for the period from January 1, 1995 through the Closing Date, and Tele-Trend will disclose the dollar amount of such reserves to the Purchaser on or prior to the Closing Date.

                 (d) Each Tele-Trend Return relating to income Taxes that has been filed with respect to any period ended on or prior to January 1, 1992 has either (1) been examined and audited by all relevant Governmental Bodies, or (2) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Part 4.16 of the Disclosure Schedule identifies each examination or audit of any Tele-Trend Return that has been conducted since January 1, 1992. Tele-Trend has delivered to the Purchaser copies of all audit reports and similar documents (to which Tele-Trend has access) relating to Tele-Trend Returns. Except as set forth in Part 4.16 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Tele-Trend Returns has been granted (by any of the Companies or any other Person), and no such extension or waiver has been requested from any of the Companies.

                 (e) Except as set forth in Part 4.16 of the Disclosure Schedule, no claim or other Proceeding is pending or has been threatened against or with respect to any of the Companies in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including





                                      20.

liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any of the Companies. None of the Companies has entered into or has become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Companies has been, and Tele-Trend will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                 (f) To the knowledge of Tele-Trend and Rule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Companies that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Tele-Trend is not, and none of the Companies has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         4.17    EMPLOYEE AND LABOR MATTERS.

                 (a) Part 4.17 of the Disclosure Schedule sets forth, with respect to each employee of Tele-Trend (including any employee of Tele-Trend who is on a leave of absence or on layoff status):

                          (1)     the name of such employee and the approximate
date as of which such employee was originally hired by Tele-Trend or one of the Prior Subsidiaries;

                          (2)     such employee's title, and a brief
description of such employee's duties and responsibilities;

                          (3)     the approximate aggregate dollar amount of
the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from Tele-Trend with respect to services performed during the first six months of 1995;

                          (4)     such employee's annualized compensation as of
the date of this Agreement;

                          (5)     each Current Benefit Plan in which such
employee participates or is eligible to participate; and

                          (6)     any Governmental Authorization that is held
by such employee and that relates to or is useful in connection with Tele-Trend's business.





                                      21.

                 (b) Part 4.17 of the Disclosure Schedule identifies each former employee of any of the Companies who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any material benefits (whether from Tele-Trend or otherwise) relating to such former employee's employment with any of the Companies; and Part 4.17 of the Disclosure Schedule accurately describes such benefits.

                 (c) Except as set forth in Part 4.17 of the Disclosure Schedule, Tele-Trend is not a party to or bound by, and none of the Companies has ever been a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

                 (d) Except as set forth in Part 4.17 of the Disclosure Schedule, to the knowledge of Tele-Trend and Rule, the employment of each of Tele-Trend's employees is terminable by Tele-Trend at will. Tele-Trend has delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of each of the Companies.

                 (e) Tele-Trend is not engaged, and none of the Companies has ever been engaged, in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting any of the Companies or any of their employees. There is not now pending, and no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. To the knowledge of Tele-Trend and Rule, no event has occurred, and no condition or circumstance exists, that directly or indirectly will give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

         4.18    BENEFIT PLANS; ERISA.

                 (a) Part 4.18 of the Disclosure Schedule identifies a description of each Current Benefit Plan and each Past Benefit Plan. None of the Companies has ever established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan, except for Tele-Trend Plans identified in Part 4.18 of the Disclosure Schedule; and none of the Companies has ever provided or made available any fringe benefit or other benefit of any nature to any of its employees, except as set forth in Part 4.18 of the Disclosure Schedule.

                 (b)      No Tele-Trend Plan:

                          (1)     provides or provided any benefit guaranteed
by the Pension Benefit Guaranty Corporation;

                          (2)     is or was a "multiemployer plan" as defined
in Section 4001(a)(3) of ERISA; or





                                      22.

                          (3)     is or was subject to the minimum funding
standards of Section 412 of the Code or Section 302 of ERISA.

There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with Tele-Trend or any of the Prior Subsidiaries as a single employer within the meaning of Section 414 of the Code.

                 (c) Tele-Trend has delivered to the Purchaser, with respect to each Tele-Trend Plan:

                          (1)     an accurate and complete copy of such
Tele-Trend Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future);

                          (2)     an accurate and complete copy of each
Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Tele-Trend Plan;

                          (3)     an accurate and complete copy of any
description, summary, notification, report or other document that has been furnished to any employee of any of the Companies with respect to such Tele-Trend Plan;

                          (4)     an accurate and complete copy of any form,
report, registration statement or other document that has been filed with or submitted to any Governmental Body with respect to such Tele-Trend Plan; and

                          (5)     an accurate and complete copy of any
determination letter, notice or other document that has been issued by, or that has been received by any of the Companies from, any Governmental Body with respect to such Tele-Trend Plan.

                 (d) Each Current Benefit Plan is being operated and administered in full compliance with the provisions thereof, and each Tele-Trend Plan has at all times been operated and administered in full compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Tele-Trend Plan has been duly accrued and made on a timely basis.

                 (e) To the knowledge of Tele-Trend and Rule, each Current Benefit Plan complies and is being operated and administered in full compliance with, and each Tele-Trend Plan has at all times complied and been operated and administered in full compliance with, all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. To the knowledge of Tele-Trend and Rule, none of the Companies has ever incurred any Liability to the Internal Revenue Service or any other Governmental Body with respect to any Tele-Trend Plan; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise directly or indirectly to any such Liability. To the knowledge of Tele-Trend and Rule,


                                      23.

none of the Companies, and no Person that is or was an administrator or fiduciary of any Tele-Trend Plan (or that acts or has acted as an agent of any of the Companies or any such administrator or fiduciary), has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or may subject Tele-Trend to any Liability for breach of any fiduciary duty or any other duty. To the knowledge of Tele-Trend and Rule, no Tele-Trend Plan, and no Person that is or was an administrator or fiduciary of any Tele-Trend Plan (or that acts or has acted as an agent of any such administrator or fiduciary):

                          (1)     has engaged in a "prohibited transaction"
within the meaning of Section 406 of ERISA or Section 4975 of the Code;

                          (2)     has failed to perform any of the
responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; or

                          (3)     has taken any action that (A) may subject
such Tele-Trend Plan or such Person to any Tax, penalty or Liability relating to any "prohibited transaction," or (B) may directly or indirectly give rise to or serve as a basis for the assertion (by any employee or by any other Person) of any claim under, on behalf of or with respect to such Tele-Trend Plan.

                 (f) To the knowledge of Tele-Trend and Rule, no inaccurate or misleading representation, statement or other communication has been made or directed (in writing or otherwise) to any current or former employee of any of the Companies (1) with respect to such employee's participation, eligibility for benefits, vesting, benefit accrual or coverage under any Tele-Trend Plan or with respect to any other matter relating to any Tele-Trend Plan, or (2) with respect to any proposal or intention on the part of any of the Companies to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature.

                 (g) Except as set forth in Part 4.18 of the Disclosure Schedule, Tele-Trend has not advised any of its employees (in writing or otherwise) that it intends or expects to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature in the future.

         4.19    ENVIRONMENTAL MATTERS.

                 (a) To the knowledge of Tele-Trend and Rule, Tele-Trend is not liable, or potentially liable for any response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

                 (b) To the knowledge of Tele-Trend and Rule, none of the Companies has ever received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production,





                                      24.

transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material.
To the knowledge of Tele-Trend and Rule, no Person has ever commenced or threatened to commence any contribution action or other Proceeding against any of the Companies in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in Tele-Trend becoming subject to, any such Liability.

                 (c) Except as set forth in Part 4.19 of the Disclosure Schedule, none of the Companies has ever generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). Except as set forth in Part 4.19 of the Disclosure Schedule, none of the Companies has ever permitted (knowingly or otherwise) any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully):

                          (1)     on or beneath the surface of any real
property that is, or that has at any time been, owned by, leased to, controlled by or used by any of the Companies;

                          (2)     in or into any surface water, groundwater,
soil or air associated with or adjacent to any such real property; or

                          (3)     in or into any well, pit, pond, lagoon,
impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by any of the Companies.

                 (d) To the knowledge of Tele-Trend and Rule, all property that is owned by, leased to, controlled by or used by Tele-Trend, and all surface water, groundwater, soil and air associated with or adjacent to such property:

                          (1)     is in clean and healthful condition;

                          (2)     is free of any Hazardous Material and any
harmful chemical or physical conditions; and

                          (3)     is free of any environmental contamination of
any nature.

                 (e) To the knowledge of Tele-Trend and Rule, each storage tank or other storage container that is or has been owned by, leased to, controlled by or used by Tele-Trend, or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by Tele-Trend:





                                      25.

                          (1)     is in sound condition; and

                          (2)     has been demonstrated by accepted testing
methodologies to be free of any corrosion or leaks.

         4.20    SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

                 (a) To the knowledge of Tele-Trend and Rule, all services that have been performed by the Companies were performed properly and in substantial conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                 (b) To the knowledge of Tele-Trend and Rule, Tele-Trend will not incur or otherwise become subject to any Liability arising directly or indirectly from any services performed by, any of the Companies on or at any time prior to the Closing Date, except as set forth in Part 4.20 of the Disclosure Schedule.

                 (c) To the knowledge of Tele-Trend and Rule, except as set forth in Part 4.20 of the Disclosure Schedule, no customer or other Person has asserted or threatened to assert any claim against any of the Companies (1) under or based upon any warranty provided by or on behalf of any of the Companies, or (2) under or based upon any other warranty relating to any product sold by any of the Companies or any services performed by any of the Companies. To the Knowledge of Tele-Trend and Rule, no event has occurred, and no condition or circumstance exists, (with or without notice or lapse of time) directly or indirectly that will give rise to or serve as a basis for the assertion of any such claim.

                 (d) To the knowledge of Tele-Trend and Rule, Tele-Trend believes that each of the Companies has at all times had in place, an adequate and appropriate quality control system that is at least as comprehensive and effective as the quality control systems customarily maintained by Comparable Entities.

         4.21    INSURANCE.

                 (a) Part 4.21 of the Disclosure Schedule sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, Tele-Trend:

                          (1)     the name of the insurance carrier that issued
such policy and the policy number of such policy; and

                          (2)     a brief description of any claims pending,
and any claims that have been asserted in the past, with respect to such policy.

Part 4.21 also identifies (1) each pending application for insurance that has been submitted by or on behalf of Tele-Trend, and (2) each self-insurance or risk-sharing arrangement affecting





                                      26.

Tele-Trend or any of its assets. Tele-Trend has delivered to the Purchaser accurate and complete copies of all of the insurance policies identified in
Part 4.21 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Part
4.21 of the Disclosure Schedule.

                 (b) To the knowledge of Tele-Trend and Rule, each of the policies identified in Part 4.21 of the Disclosure Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, is solvent, financially sound and reputable. To the knowledge of Tele-Trend and Rule, all of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) substantially accurate and complete, and all premiums and other amounts owing with respect to said policies have been substantially paid on a timely basis. To the knowledge of Tele-Trend and Rule, the nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure Tele-Trend's business, assets, operations, key employees, services and potential liabilities; and said insurance coverage is at least as comprehensive as the insurance coverage customarily maintained by Comparable Entities.

                 (c) To the knowledge of Tele-Trend and Rule, except as set forth in Part 4.21 of the Disclosure Schedule, there is no pending claim under or based upon any of the policies identified in Part 4.21 of the Disclosure Schedule; and no event has occurred, and no condition or circumstance exists, that will (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

                 (d) To the knowledge of Tele-Trend and Rule, except as set forth on Part 4.21 of the Disclosure Schedule, none of the Companies has received:

                          (1)     any notice or other communication (in writing
or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 4.21 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

                          (2)     any notice or other communication (in writing
or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part 4.21 of the Disclosure Schedule; or

                          (3)     any indication that the issuer of any of the
policies identified in Part 4.21 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

                 4.22     RELATED PARTY TRANSACTIONS.  Except as set forth in
Part 4.22 of the Disclosure Schedule or in other documents, copies of which have been provided to Purchaser or its agents;





                                      27.

                 (a) no Related Party has any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of any of the Companies;

                 (b)      no Related Party is indebted to any of the Companies;

                 (c) presently no Related Party has any direct or indirect material financial interest in, any Contract, transaction or business dealing of any nature involving any of the Companies;

                 (d) no Related Party is competing, or has at any time since January 1, 1995 competed, directly or indirectly, with any of the Companies in any market served by any of the Companies; and

                 (e) to the knowledge of Tele-Trend and Rule, no event has occurred, and no condition or circumstance exists, that will (with or without notice or lapse of time) give rise to or serve as a basis for any claim or right in favor of any Related Party against Tele-Trend, except as provided for or contemplated by this Agreement and the Transactions.

         4.23 CERTAIN PAYMENTS, ETC. To the knowledge of Tele-Trend and Rule, none of the Companies, and no officer, employee, agent or other Person associated with while acting for or on behalf of any of the Companies, has at any time, directly or indirectly:

                 (a) used any corporate funds (1) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (2) to make any unlawful payment to any governmental official or employee, or (3) to establish or maintain any unlawful or unrecorded fund or account of any nature;

                 (b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of any of the Companies;

                 (c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

                 (d) performed any favor or given any gift which was not deductible for federal income tax purposes;

                 (e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (1) favorable treatment in securing business, or (2) any other special concession; or

                 (f) agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(e)" above.





                                      28.

         4.24    PROCEEDINGS; ORDERS.

                 (a) To the knowledge of Tele-Trend and Rule, except as set forth in Part 4.24 of the Disclosure Schedule, there is no pending Proceeding, and no Person has threatened to commence any Proceeding:

                          (1)     that involves Tele-Trend or that otherwise
relates to or affects Tele-Trend's business or any of the assets owned or used by Tele-Trend; or

                          (2)     that challenges, or that may reasonably be
deemed likely to have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

To the knowledge of Tele-Trend and Rule, except as set forth in Part 4.24 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that directly or indirectly could reasonably be deemed to give rise to or serve as a basis for the commencement of any such Proceeding.

                 (b) Except as set forth in Part 4.24 of the Disclosure Schedule, to the knowledge of Tele-Trend and Rule, no Proceeding has ever been commenced by or against any of the Companies; and no Proceeding otherwise involving or relating to any of the Companies has been pending or threatened at any time.

                 (c) To the knowledge of Tele-Trend and Rule, Tele-Trend has delivered to the Purchaser copies of all pleadings, correspondence and other written materials to which Tele-Trend has access that relate to the Proceedings identified in Part 4.24 of the Disclosure Schedule to the extent that any Proceeding makes a claim against Tele-Trend.

                 (d) To the knowledge of Tele-Trend and Rule, there is no Order to which Tele-Trend, or any of the assets owned or used by Tele-Trend, is subject; and none of the Selling Members is subject to any Order that relates to Tele-Trend's business or to any of the assets owned or used by Tele-Trend.

                 (e) To the knowledge of Tele-Trend and Rule, no officer or employee of Tele-Trend is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to Tele-Trend's business.

                 (f) To the knowledge of Tele-Trend and Rule, there is no proposed Order that, if issued or otherwise put into effect, (1) could reasonably be deemed to have a materially adverse effect on Tele-Trend's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of Tele-Trend or any of the Selling Members to comply with or perform any material covenant or obligation under any of the Transactional Agreements, or
(2) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.





                                      29.

         4.25    AUTHORITY; BINDING NATURE OF AGREEMENTS.

                 (a) Tele-Trend has the right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Tele-Trend of this Agreement have been duly authorized by all necessary action on the part of Tele-Trend and its members. This Agreement constitutes the legal, valid and binding obligation of Tele-Trend, enforceable against Tele-Trend in accordance with its terms.

                 (b) Each Selling Member has the right, power and capacity to enter into and to perform such Selling Member's obligations under each of the Transactional Agreements to which such Selling Member is or may become a party. This Agreement constitutes the legal, valid and binding obligation of each of the Selling Members, enforceable against each of the Selling Members in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements will constitute the legal, valid and binding obligation of each Selling Member who is a party thereto, and will be enforceable against such Selling Member in accordance with its terms.

         4.26 NON-CONTRAVENTION; CONSENTS. To the knowledge of Tele-Trend and Rule, except as set forth in Part 4.26 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

                 (a)      contravene, conflict with or result in a violation of
(1) any of the provisions of Tele-Trend's articles of organization or operating agreement, or (2) any resolution adopted by Tele-Trend's members, managers or any committee of Tele- Trend's managers;

                 (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the valid right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Tele-Trend or any of the Selling Members, or any of the assets owned or used by Tele-Trend, is subject;

                 (c) cause Tele-Trend to, or to become liable for the payment of, any Tax;

                 (d) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Tele-Trend or any of its employees or that otherwise relates to Tele-Trend's business or to any of the assets owned or used by Tele-Trend;

                 (e) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Tele-Trend Contract in excess of $5,000;





                                      30.

                 (f) give any Person the right to (1) declare a default or exercise any remedy under any material Tele-Trend Contract in excess of $5,000,
(2) accelerate the maturity or performance of any material Tele-Trend Contract, or (3) cancel, terminate or modify any material Tele-Trend Contract;

                 (g) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any material Contract to which any of the Selling Members is a party or by which any of the Selling Members is bound; or

                 (h) result in the imposition or creation of any Encumbrance upon or with respect to any material asset owned or used by Tele-Trend.

Except as set forth in Part 4.26 of the Disclosure Schedule, to the knowledge of Tele-Trend and Rule, neither Tele-Trend nor any of the Selling Members was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

         4.27 BROKERS. Neither Tele-Trend nor any of the Selling Members has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         4.28    FULL DISCLOSURE.

                 (a) To the knowledge of Tele-Trend and Rule, after due inquiry and investigation, none of the Transactional Agreements contains or will contain any materially untrue statement of fact, and none of the Transactional Agreements omits or will omit to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

                 (b) Except as set forth in Part 4.28 of the Disclosure Schedule, there is no material fact within the knowledge of Tele-Trend or Rule (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all Comparable Entities) that (1) could reasonably be deemed to have a materially adverse effect on Tele-Trend's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of Tele-Trend or Rule to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (2) could reasonably be deemed to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                 (c) To the knowledge of Tele-Trend and Rule, the information set forth in the Disclosure Schedule, and all other information regarding the respective Companies and





                                      31.

their business, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of its Representatives by or on behalf of Tele-Trend or any of Tele-Trend's Representatives, is substantially accurate and complete in all material respects.

                 (d) Tele-Trend and Rule have provided the Purchaser and the Purchaser's Representatives with full and complete access to all of Tele-Trend's records and other documents and data and to all records and other documents and data of the Prior Subsidiaries.

SECTION 5.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants, to and for the benefit of the Selling Members, as follows:

         5.1 AUTHORITY; BINDING NATURE OF AGREEMENT. Prior to and at the closing:

                 (a) the Purchaser will have the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement;

                 (b) the execution, delivery and performance of this Agreement by the Purchaser will have been duly authorized by all necessary action on the part of the Purchaser and its board of directors and stockholders (if required under applicable law);

                 (c) this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms; and

                 (d) this Agreement will not violate the Purchaser's certificate of incorporation, bylaws, resolutions of board of directors and any stockholder agreements, judgments, or any other material agreements of Purchaser.

         5.2 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

         5.3 LITIGATION. There is no action, suit, proceeding, or investigation pending or currently threatened against Purchaser which questions the validity of this Agreement or any right of Purchaser to enter into the Agreement, or to consummate the Transactions or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of Purchaser, financially or otherwise, nor is the Purchaser aware that there is any basis for the foregoing.

         5.4 DISCLOSURE OF INFORMATION. Purchaser acknowledges that Tele-Trend has made available to Purchaser the books and records of Tele-Trend and that Purchaser has had





                                      32.

an opportunity to ask questions and receive answers from Tele-Trend and Rule regarding the business, properties, prospects and financial condition of Tele-Trend. The foregoing, however, does not limit or modify the representations and warranties of Tele-Trend and Rule in Section 4 of this Agreement or the right of the Purchaser to rely thereon.

         5.5 ABSENCE OF MATERIAL FACTS. To the knowledge of Purchaser, it is unaware of any material facts, circumstances or events that would materially and adversely affect Purchaser's current or reasonably anticipated business opportunities.

         5.6 BROKERS. The Purchaser has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         5.7 RESERVATION FOR EARN-OUT PAYMENT. Any options of Purchaser that will constitute any part of the Purchase Price, upon grant of such options and upon exercise of such options by the holder, the underlying shares shall be validly issued and authorized as set forth in this Agreement and the Exhibits.

         5.8 COLLECTION OF ACCOUNTS RECEIVABLE. Purchaser shall allow the collection of the Accounts Receivables set forth in to Part 1.2(b) of the Disclosure Schedule, and such amounts collected by Purchaser, its employees or anyone else, shall first be applied to such receivables except to the extent that any such receivables are in dispute by the payor, in which case Purchaser must consent to the remittance of funds to Tele-Trend.

SECTION 6.       PRE-CLOSING COVENANTS OF TELE-TREND AND THE SELLING MEMBERS

         6.1 ACCESS AND INVESTIGATION. Tele-Trend and Rule shall use its best efforts at all times during the Pre-Closing Period so that:

                 (a) Tele-Trend and its Representatives provide the Purchaser and its Representatives with reasonable access to Tele-Trend's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Companies;

                 (b) Tele-Trend and its Representatives provide the Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Companies as the Purchaser may reasonably request in good faith; and

                 (c) Tele-Trend and its Representatives compile and provide the Purchaser and its Representatives with such additional financial, operating and other data and information regarding the Companies as the Purchaser may reasonably request in good faith.


                                      33.

         6.2 OPERATION OF BUSINESS. Tele-Trend and Rule shall use their reasonable best efforts during the Pre-Closing Period so that:

                 (a) Tele-Trend conducts its operations in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

                 (b) Tele-Trend preserves intact its current business organization, uses its reasonable best efforts to keep available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with Tele-Trend;

                 (c) Tele-Trend use its reasonable best efforts to keep in full force all insurance policies identified in Part 4.21 of the Disclosure Schedule;

                 (d) Tele-Trend's officers confer regularly with the Purchaser concerning operational matters and otherwise report regularly to the Purchaser concerning the status of Tele-Trend's business, condition, assets, liabilities, operations, financial performance and prospects;

                 (e) Tele-Trend immediately notifies the Purchaser of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

                 (f) Tele-Trend does not amend its articles of organization and operating agreement, and does not effect or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                 (g) Tele-Trend does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                 (h) Without the prior consent of Purchaser, Tele-Trend does not make any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business or that, when added to all other capital expenditures made on behalf of Tele-Trend during the Pre-Closing Period, do not exceed $25,000 in the aggregate.

                 (i) Tele-Trend does not enter into or permit any of the assets owned or used by Tele-Trend to become bound by any material Contract, except for any Excluded Contract without the prior consent of Purchaser unless in the Ordinary Course of Business.

                 (j) Without the prior consent of Purchaser, Tele-Trend does not incur, assume or otherwise become subject to any material liability, except for current liabilities (of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business.





                                      34.

                 (k) Tele-Trend does not establish or adopt any Employee Benefit Plan, and does not pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its members, officers or employees;

                 (l) Tele-Trend does not change any of its methods of accounting or accounting practices in any respect;

                 (m)      Tele-Trend does not make any Tax election;

                 (n)      Tele-Trend does not commence any Proceeding;

                 (o) Without the prior consent of Purchaser, Tele-Trend does not enter into any material transaction or take any other material action of the type referred to in Section 4.4;

                 (p) Tele-Trend does not enter into any other material transaction or take any other material action outside the Ordinary Course of Business without the prior consent of Purchaser;

                 (q) Tele-Trend does not enter into any material transaction or take any other action that could reasonably be deemed to cause or constitute a material Breach of any representation or warranty made by Tele-Trend or any of the Selling Members in this Agreement or in the Closing Certificate; and

                 (r) Tele-Trend does not agree, commit or offer (in writing or otherwise), to take any of the actions described in clauses "(i)" through "(v)" of this Section 6.2.

         6.3 FILINGS AND CONSENTS. Tele-Trend and the Selling Members shall use their best efforts to effect the following:

                 (a) each filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by Tele-Trend or any of the Selling Members in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the filings and notices identified in Part 4.26 of the Disclosure Schedule) is made or given as soon as possible after the date of this Agreement;

                 (b) each Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by Tele-Trend or any of the Selling Members in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions (including each of the Consents identified in Part 4.26 of the Disclosure Schedule) is obtained as soon as reasonably possible after the date of this Agreement and remains in full force and effect through the Closing Date;





                                      35.

                 (c) Tele-Trend promptly delivers to the Purchaser a copy of each filing made, each notice given and each Consent obtained by Tele-Trend or any Selling Member during the Pre-Closing Period; and

                 (d) during the Pre-Closing Period, Tele-Trend and its Representatives cooperate with the Purchaser and with the Purchaser's Representatives, and prepare and make available such documents and take such other actions as the Purchaser may reasonably request in good faith, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain.

         6.4     NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

                 (a) During the Pre-Closing Period, Tele-Trend and Rule shall promptly notify the Purchaser in writing of:

                          (1)     the discovery by Tele-Trend or Rule of any
event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by Tele-Trend or Rule in this Agreement;

                          (2)     any event, condition, fact or circumstance
that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by Tele-Trend or Rule in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                          (3)     any Breach of any covenant or obligation of
Tele-Trend or any of the Selling Members; and

                          (4)     any event, condition, fact or circumstance
that may make the timely satisfaction of any of the conditions set forth in
Section 8 or Section 9 impossible or unlikely.

                 (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.4(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Tele-Trend and Rule shall promptly deliver to the Purchaser an update to the Disclosure Schedule specifying such change.

         6.5 NO NEGOTIATION. Tele-Trend and Rule shall ensure that, during the Pre-Closing Period, neither Tele-Trend nor any of Tele-Trend's Representatives directly or indirectly:





                                      36.

                 (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction;

                 (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchaser) relating to any Acquisition Proposal; or

                 (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction.

         6.6 BEST EFFORTS. During the Pre-Closing Period, Tele-Trend and Rule shall use their reasonable best efforts to cause the conditions set forth in Sections 8 and 9.3 to be satisfied on a timely basis.

         6.7 CONFIDENTIALITY. Tele-Trend and Rule shall use their best efforts so that, during the Pre-Closing Period:

                 (a) Except as contemplated by this Agreement and the Transactions, Tele-Trend and its Representatives keep strictly confidential the existence and terms of this Agreement; provided, however, that Tele-Trend may disclose such information to the partners of Tele-Trend Partners;

                 (b) except as contemplated by this Agreement and the Transactions, neither Tele-Trend nor any of its Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of Tele-Trend's suppliers, customers, creditors or employees or to any other Person) regarding any of the Transactions, except to the extent that Tele-Trend is required by law to make any such disclosure regarding the Transactions unless agreed to by Purchaser; and

                 (c) if Tele-Trend is required by law to make any disclosure regarding the Transactions, Tele-Trend advises the Purchaser, at least five business days before making such disclosure, of the nature and content of the intended disclosure, unless Tele-Trend is required by law to make such disclosure sooner, in which case Tele-Trend shall advise Purchaser before such disclosure is made (although not less than five days before).

SECTION 7.       COVENANTS OF PURCHASER

         7.1 BEST EFFORTS. During the Pre-Closing Period, the Purchaser shall use its Best Efforts to cause the condition set forth in Section 9 to be satisfied and to assure that as of the Closing Date that it will not be under any material legal or contractual restrictions that would prohibit or delay the timely consummation of this Agreement and the Transactions.

         7.2 CONFIDENTIALITY. Purchaser shall use its best efforts so that, during the Pre-Closing Period:





                                      37.

                 (a) Purchaser and its Representatives keep strictly confidential the existence and terms of this Agreement; and

                 (b) except as contemplated by this Agreement and the Transactions, neither Purchaser nor any of its Representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of Purchaser's suppliers, customers, landlords or creditors or to any other Person) regarding any of the Transactions, except to the extent that Purchaser is required by law to make any such disclosure regarding the Transactions.

         7.3 HEALTH INSURANCE. Purchaser acknowledges and agrees that any employee of Tele-Trend that becomes an employee of Purchaser in connection with the Transactions shall be eligible for health insurance of Purchaser upon the commencement of employment and any such employee shall not be required to wait the customary 90-day period before health insurance coverage begins.

8.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE.

         Each and every obligation of Purchaser to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in accordance with Section 13.14):

         8.1 SATISFACTORY COMPLETION OF PRE-ACQUISITION REVIEW. The Purchaser shall have satisfactorily completed its pre-acquisition investigation and review of Tele-Trend's business, condition, assets, liabilities, operations, financial performance, net income and prospects and shall be satisfied with the results of that investigation and review.

         8.2     ACCURACY OF REPRESENTATIONS.

                 (a) Each of the Specified Representations shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

                 (b) All of the other representations and warranties made by Tele-Trend and Rule in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         8.3     PERFORMANCE OF OBLIGATIONS.

                 (a) Tele-Trend shall have executed and delivered each of the agreements required to be executed and delivered by Tele-Trend pursuant to
Section 10.





                                      38.

                 (b) Each Selling Member shall have executed and delivered each of the documents required to be executed and delivered by such Selling Member pursuant to Section 10.

                 (c) All of the other covenants and obligations that Tele-Trend and the Selling Members are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

         8.4     APPROVAL OF PURCHASER'S BOARD OF DIRECTORS; CONSENTS.

                 (a) The Purchaser's board of directors shall have ratified the execution of this Agreement by the Purchaser and shall have approved the consummation of the Transactions, on or before August 23, 1995.

                 (b) All material Consents identified in Part 4.26 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

                 (c) All material Contracts held in the name of Tele-Trend Partners or any partner of Tele-Trend Partners shall have been assigned to Tele-Trend.

         8.5 NO ADVERSE CHANGE. There shall have been no materially adverse change in Tele-Trend's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) since the date of this Agreement.

         8.6 ADDITIONAL DOCUMENTS. Purchaser shall have received the following documents:

                 (a) an opinion letter from Freeborn & Peters, dated the Closing Date, in the form of Exhibit D;

                 (b) a letter from Tele-Trend's auditors, dated as of a date not more than three days prior to the Closing Date, in the form of Exhibit E; and

                 (c) such other documents as the Purchaser may reasonably request in good faith for the purpose of (1) evidencing the accuracy of any representation or warranty made by Tele-Trend or any of the Selling Members,
(2) evidencing the compliance by Tele-Trend or Rule with, or the performance by Tele-Trend or Rule of, any covenant or obligation set forth in this Agreement,
(3) evidencing the satisfaction of any condition set forth in this Section 8, or (4) otherwise facilitating the consummation or performance of any of the Transactions.

         8.7 NO PROCEEDINGS. Since the date of this Agreement, there shall not have been commenced or threatened against the Purchaser, or against any Person affiliated with the Purchaser, any Proceeding (a) involving any challenge to, or seeking damages or other relief





                                      39.

in connection with, any of the Transactions, or (b) that could reasonably be deemed to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         8.8 NO CLAIM REGARDING MEMBERSHIP OWNERSHIP OR SALE PROCEEDS. No Person shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any material Purchased Assets, as solely determined by Purchaser, membership interests or other securities of Tele-Trend, or (b) may be entitled to all or any portion of the Purchase Price.

         8.9 NO PROHIBITION. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body.

         8.10 SECTION 1445 AFFIDAVIT. Tele-Trend shall have delivered to Purchaser an affidavit, in form satisfactory to Purchaser, to the effect that Tele-Trend is not a "foreign person," "foreign corporation," "foreign partnership," "foreign trust," or "foreign estate" under Section 1445 of the Code, and containing all such other information as is required to comply with the requirements of such Section.

SECTION 9. CONDITIONS PRECEDENT TO TELE-TREND'S AND THE SELLING MEMBERS' OBLIGATION TO CLOSE

                 Tele-Trend's and the Selling Members' obligation to close and take the other actions required to be taken by the Selling Members at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Tele-Trend, in whole or in part, in accordance with Section 13.14):

         9.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties made by the Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

         9.2     PURCHASER'S PERFORMANCE.

                 (a) The Purchaser shall have executed and delivered the Noncompetition Agreement required to be executed and delivered by the Purchaser pursuant to Section 10 and shall have made the cash payments contemplated by Sections 3.1(b)(1) and 3.1(b)(2).





                                      40.

                 (b) All of the other covenants and obligations that the Purchaser is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

         9.3 NO INJUNCTION. There shall not be in effect any injunction that shall have been entered by a court of competent jurisdiction since the date of this Agreement and that prohibits the transactions contemplated herein.

SECTION 10.      CLOSING.

         The closing of the sale of this transaction (the "Closing") shall take place at the offices of Freeborn & Peters in Denver, Colorado at 10:00 a.m. (Colorado time) on August 29, 1995 (or at such other place or time as the Purchaser, Tele-Trend and the Agent may jointly designate). For purposes of this Agreement: "Scheduled Closing Time" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 10; and "Closing Date" shall mean to the time and date as of which the Closing actually takes place.

         10.1    TELE-TREND DOCUMENTS.

                 (a) Tele-Trend shall deliver to Purchaser the general warranty bills of sale and such other instruments of assignment, transfer, conveyance and endorsement as will be sufficient in the opinion of Purchaser and its counsel to transfer, assign, convey and deliver to Purchaser the Purchased Assets as contemplated hereby.

                 (b) Rule shall execute and deliver to the Purchaser a Noncompetition Agreement in the form of Exhibit F.

                 (c) Rule shall execute and deliver an Employment Agreement in the form of Exhibit G.

                 (d) Rule shall execute and deliver to the Purchaser a certificate (the "Closing Certificate") setting forth Rule's representations and warranties that (A) each of the representations and warranties made by Rule in this Agreement was accurate in all material respects as of the date of this Agreement, (B) except as expressly set forth in the Closing Certificate, each of the representations and warranties made by Rule in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that Rule is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all material respects, and (D) except as expressly set forth in the Closing Certificate, each of the conditions set forth in Section 8, except those in Sections 8.1 and 8.4, has been satisfied in all material respects.


                                      41.

                 (e) Tele-Trend shall execute and deliver to the Purchaser a certificate (the "Tele-Trend Closing Certificate") setting forth Tele-Trend's representations and warranties that (A) each of the representations and warranties made by Tele-Trend in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Tele-Trend Closing Certificate, each of the representations and warranties made by Tele-Trend in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that Tele-Trend is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all material respects, and (D) except as expressly set forth in the Tele-Trend Closing Certificate, each of the conditions set forth in Section 8, except those in Sections 8.1 and 8.4, has been satisfied in all material respects.

                 (f) Freeborn & Peters, counsel to Tele-Trend and the Selling Members, shall furnish a written opinion, dated as of the Closing Date, addressed to Purchaser, substantially in the form of Exhibit D hereto.

                 (g) Tele-Trend shall furnish a certified copy of the resolutions of the managers and the Selling Members of Tele-Trend authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

                 (h) Tele-Trend shall furnish a copy of the Operating Agreement of Tele-Trend certified by a member of Tele-Trend, and a copy of the Articles of Organization of Tele-Trend certified by the Secretary of State of the state of Colorado.

                 (i) Incumbency certificates relating to each person executing any document executed and delivered to Purchaser pursuant to the terms hereof shall be furnished by Tele-Trend.

                 (j) A letter from Tele-Trend's auditors, dated as of a date not more than three days prior to the Closing Date, in the form of Exhibit E, shall be furnished to the Purchaser.

                 (k) Such other documents as the Purchaser may reasonably request in good faith for the purpose of (1) evidencing the accuracy of any representation or warranty made by Tele-Trend or Rule, (2) evidencing the compliance by Tele- Trend or Rule with, or the performance by Tele-Trend or Rule, any covenant or obligation set forth in this Agreement, (3) evidencing the satisfaction of any condition set forth in Section 8, or (4) otherwise facilitating the consummation or performance of any of the Transactions.

         10.2    PURCHASER'S DOCUMENTS.

                 (a) At the Closing, Purchaser shall pay the Initial Payment of the Purchase Price as contemplated by Section 3.1.





                                      42.

                 (b) Purchaser shall deliver to Tele-Trend such undertakings and instruments of assumption as will be reasonably sufficient in the opinion of Tele-Trend and its counsel to evidence the assumption of Tele-Trend debts, liabilities and obligations as provided for in Section 2.

                 (c) Purchaser shall execute and deliver to Rule and Tele-Trend a certificate signed by the chief executive officer of Purchaser that (A) the representations and warranties made by Purchaser in this Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Tele-Trend), (B) that Purchaser has performed and complied with all of Purchaser's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date, (C) that each of the covenants and obligations that Purchaser is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all material respects, and
(D) each of the conditions set forth in Section 9 has been satisfied in all material respects.

                 (d) Purchaser shall deliver a certified copy of the resolutions of the Board of Directors of Purchaser authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

                 (e) Purchaser shall deliver incumbency certificates relating to each person executing any document executed and delivered to Tele-Trend by Purchaser pursuant to the terms hereof.

                 (f) Purchaser shall deliver all other documents, instruments or writings required to be delivered to Tele-Trend and the Selling Members at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Tele-Trend may reasonably request.

SECTION 11.      TERMINATION

         11.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Closing:

                 (a) by the Purchaser if there is a material Breach of any covenant or obligation of Tele-Trend or any of the Selling Members;

                 (b) by Tele-Trend if (1) there is a material Breach of any covenant or obligation of the Purchaser, or (2) Tele-Trend reasonably determines that the timely satisfaction of any condition set forth in Section 9 has become impossible or impractical (other than as a result of any failure on the part of Tele-Trend or any of the Selling Members to comply with or perform any covenant or obligation set forth in this Agreement);





                                      43.

                 (c) by the Purchaser on or before Scheduled Closing Time if any condition set forth in Section 8 has not been substantially satisfied by the Scheduled Closing Time;

                 (d) by Tele-Trend on or before Scheduled Closing Time if any condition set forth in Section 9 has not been substantially satisfied by the Scheduled Closing Time;

                 (e) by the Purchaser if the Closing has not taken place on or before August __, 1995 (other than as a result of any failure on the part of the Purchaser to comply with or perform any covenant or obligation set forth in this Agreement);

                 (f) by Tele-Trend if the Closing has not taken place on or before August __, 1995 (other than as a result of the failure on the part of Tele-Trend or any of the Selling Members to comply with or perform any covenant or obligation set forth in this Agreement); or

                 (g)      by the mutual consent of the Purchaser and Tele-Trend.

         11.2 TERMINATION PROCEDURES. If the Purchaser or Tele-Trend wishes to terminate this Agreement, such Party shall deliver to the other party a written notice stating that such party is terminating this Agreement and setting forth a brief description of the basis on which such Party is terminating this Agreement.

         11.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that:

                 (a) no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement;

                 (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 13;

                 (c) Tele-Trend and the Selling Members shall, in all events, remain bound by and continue to be subject to Section 6.7; and

                 (d) Purchaser shall, in all events, remain bound by and continue to be subject to Section 7.2.

         11.4 NONEXCLUSIVITY OF TERMINATION RIGHTS. The termination rights provided in Section 11.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to
Section 11.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).


                                      44.

SECTION 12.      INDEMNIFICATION, ETC.

         12.1    SURVIVAL OF REPRESENTATIONS AND COVENANTS.

                 (a) The representations, warranties, covenants and obligations of each party shall survive (without limitation) for the period set forth below:

                          (1)     the Closing and the sale of the Purchased
Assets to the Purchaser;

                          (2)     any sale or other disposition of any or all
of the Purchased Assets by the Purchaser; and

                          (3)     any Acquisition Transaction effected by or
otherwise involving the Purchaser or Tele-Trend.

All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive for a period of one year from the Closing Date (except with respect to the Earn-Out Payment to be paid by Purchaser in accordance with Section 3.1(d), which shall survive such one year period).

                 (b) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by Tele-Trend and Rule in this Agreement.

         12.2    INDEMNIFICATION BY TELE-TREND AND RULE.

                 (a) Tele-Trend and Rule, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                          (1)     any Breach of any representation or warranty
made by Tele-Trend or Rule in this Agreement or in the Closing Certificate;

                          (2)     any Breach of any representation, warranty,
statement, information or provision contained in the Disclosure Schedule or in the documents delivered by Tele-Trend to Purchaser and specifically identified on Part 12.2 of the Disclosure Schedule.





                                      45.

                          (3)     any Breach of any covenant or obligation of
Tele-Trend or any of the Selling Members;

                          (4)     any Liability to which Tele-Trend or any of
the other Indemnitees may become subject and that arises directly or indirectly from or relates directly or indirectly to (A) any product manufactured or sold, or any service performed, by or on behalf of any of the Companies on or at any time prior to the Closing Date, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by any of the Companies on or at any time prior to the Closing Date, or (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of any of the Companies on or at any time prior to the Closing Date; or

                          (5)     any Proceeding relating directly or
indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(1)," "(2)," "(3)," or "(4) above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 12).

         12.3    THRESHOLD AND SOURCE OF INDEMNITY.

                 (a) Subject to Section 12.3(b), Tele-Trend and Rule shall not be required to make any indemnification payment pursuant to Section 12.2 for any Breach of any of their representations and warranties until such time as the total amount of all Damages (including the Damages arising from such Breach and all other Damages arising from any other Breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $100,000 in the aggregate. At such time as the total amount of such Damages exceeds $100,000 in the aggregate, the Indemnitees shall be entitled to be indemnified against the full amount of such Damages (and not merely the portion of such Damages exceeding $100,000).

                 (b) Notwithstanding Rule's indemnification obligations set forth in Section 12.3(b) above, in no event shall Rule's indemnification obligation hereunder exceed the sum of the greater of (i) any proceeds received by Rule as a result of this transaction or (ii) $400,000; provided, however, that such limitation shall not apply if it can be demonstrated by a preponderance of the evidence that Rule or any senior executive of Tele-Trend intentionally concealed or intentionally misrepresented information or data that if disclosed to Purchaser would have had the effect of making any representation or warranty made by Tele-Trend or Rule to be materially inaccurate (a "Fraud Claim"). In addition, Purchaser agrees that in the event that Purchaser pursues any claim for indemnification hereunder, it will not pursue any claim personally against Linley White. In the event that Purchaser brings an action based upon a Fraud Claim and Purchaser is unsuccessful in winning any part of such claim (regardless of whether Purchaser is successful in any action related to a breach of a representation or warranty), then Purchaser shall be obligated to pay


                                      46.

the reasonable legal fees and costs of Rule (and any partner of Tele-Trend Partners named in such Fraud Claim) in defending such Fraud Claim.

         12.4 SETOFF. In addition to any rights of setoff or other rights that the Purchaser or any of the other Indemnitees may have at common law or otherwise, the Purchaser shall have the right to set off any amount that may be owed to any Indemnitee under this Section 12 against any amount otherwise payable by any Indemnitee to Tele-Trend, the Agent or any of the Selling Members. Similarly, Tele-Trend, the Selling Members and Rule shall have a similar right to set off any amount that may be owed to any Indemnitee under this Section 12 against any amount otherwise payable by any Indemnitee to Tele-Trend, the Selling Members or Rule.

         12.5 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 12 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 12 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

         12.6 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 13.  MISCELLANEOUS PROVISIONS.

         13.1 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         13.2    FEES AND EXPENSES.

                 (a) Subject to the indemnification provisions set forth in Section 12 and without limiting the generality of anything contained in
Section 13.2(b), Tele-Trend shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to counsel for the Selling Members) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of Tele-Trend or any of the Selling Members in connection with:

                          (1)     the negotiation, preparation and review of
any term sheet or similar document relating to any of the Transactions;





                                      47.

                          (2)     the negotiation, preparation and review of
this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions;

                          (3)     the preparation and submission of any filing
or notice required to be made or given by either Tele-Trend or Purchaser in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and

                          (4)     the consummation and performance of the
Transactions.

                 (b) Subject to the indemnification provisions of Section 12 (including the indemnification and other obligations of Tele-Trend and the Selling Members thereunder), the Purchaser shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward Castro Huddleson & Tatum) that have been incurred or that are in the future incurred by or on behalf of the Purchaser in connection with:

                          (1)     the negotiation, preparation and review of
any term sheet or similar document relating to any of the Transactions;

                          (2)     the investigation and review conducted by the
Purchaser and its Representatives with respect to Tele-Trend's business;

                          (3)     the negotiation, preparation and review of
this Agreement, the other Transactional Agreements and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; and


                          (4)     the consummation and performance of the
Transactions.

         13.3 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, including, but not limited to any claim under which indemnity is sought pursuant to Section 12 hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         13.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier) to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):

                 IF TO TELE-TREND:





                                      48.

                          Tele-Trend Communications LLC
                          5690 DTC Blvd., Suite 150
                          Englewood, CO  80111
                          Attention: Jackson D. Rule
                          Telecopier: (303) 773-6015

                          with a copy to:

                          Freeborn & Peters
                          950 17th Street, Suite 2600
                          Denver, CO  80202
                          Attention: Ernest Panasci, Esq.
                          Fax:  (303) 628-4240

                 IF TO ANY OF THE SELLING MEMBERS:

                          Jackson D. Rule
                          c/o Tele-Trend Communications LLC
                          5690 DTC Blvd., Suite 150
                          Englewood, CO  80111
                          Telecopier: (303) 773-6015

                          and

                          Linley S. White
                          c/o Tele-Trend Communications LLC
                          5690 DTC Blvd., Suite 150
                          Englewood, CO  80111
                          Telecopier: (303) 773-6015

                          with a copy to:

                          Freeborn & Peters
                          950 17th Street, Suite 2600
                          Denver, CO  80202
                          Attention: Ernest Panasci, Esq.
                          Fax:  (303) 628-4240


                 IF TO THE PURCHASER:

                          Phoenix Network, Inc.
                          550 California Street, 11th Floor
                          San Francisco, CA  94104
                          Attention: Jeffrey L. Bailey





                                      49.

                          Telecopier: (415) 399-3301

                          with a copy to:

                          Cooley Godward Castro Huddleson & Tatum
                          3000 Sand Hill Road, Building 3, Suite 230
                          Menlo Park, CA  94025
                          Attention:  David R. Lee, Esq.
                          Telecopier:  (415) 854-2691

         13.5 PUBLICITY. Without limiting the generality of anything contained in Sections 6.7 and 7.2, on and at all times after the Closing Date:

                 (a) except as provided for in or as contemplated by the Agreement, no press release or other publicity concerning any of the Transactions shall be issued or otherwise disseminated by or on behalf of Tele-Trend or any of the Selling Members, and Tele-Trend and the Selling Members shall continue to keep the existence and terms of this Agreement and the other Transactional Agreements strictly confidential; and

                 (b) Tele-Trend and each Selling Member shall keep strictly confidential, and shall not use or disclose to any other Person, any non-public document or other information in such Selling Member's possession that relates directly or indirectly to the Purchased Assets, the Purchaser or any affiliate of the Purchaser.

         13.6    TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

         13.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         13.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         13.9    GOVERNING LAW; VENUE.

                 (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

                 (b) In any legal action relating to this Agreement, Tele-Trend, the Selling Members and Rule agree (i) to the exercise of jurisdiction over it by a state or Federal court in San Francisco County, California; and (ii) that if Tele-Trend, the Selling Members or Rule brings the action, it shall be instituted in one of the courts specified in subparagraph
(b)(i) above.





                                      50.

                 (c) Purchaser agrees that in any legal action relating to this Agreement, Purchaser agrees (i) to the exercise of jurisdiction over it by a state or Federal court in Arapahoe County, Colorado; and (ii) that if Purchaser brings the action, it shall be instituted in one of the courts specified in subparagraph (c)(i) above.

                 (d) Tele-Trend and each Selling Member agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against Tele-Trend and/or such Selling Member in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

         13.10   SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon:
Tele-Trend and its successors and assigns (if any); the Selling Members and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of:
Tele-Trend; the Selling Members; the Purchaser; the other Indemnitees (subject to Section 12.9); and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 12), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person, but any such assignment shall not relieve the Purchaser from its obligations hereunder.

         13.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative).

         13.12   WAIVER.

                 (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                 (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         13.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Agent.





                                      51.

         13.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         13.15 PARTIES IN INTEREST. Except for the provisions of Section 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         13.16 ENTIRE AGREEMENT. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         13.17   CONSTRUCTION.

                 (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                 (b) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                 (c) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.





                                      52.

         THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED AND DELIVERED AS OF AUGUST 28, 1995.


"PURCHASER":                            PHOENIX NETWORK, INC.,
                                        a Delaware corporation


                                        By: /s/ Wallace Hammond
                                           ------------------------------------


"TELE-TREND":                           TELE-TREND COMMUNICATIONS LLC,
                                        a Colorado limited liability company


                                        By: /s/ Jackson D. Rule
                                           ------------------------------------



"SELLING MEMBERS":


                                        /s/ Linley White
                                        ---------------------------------------
                                        LINLEY WHITE



                                        TELE-TREND COMMUNICATIONS PARTNERS, LTD.
                                        By:   TELE-TREND COMMUNICATIONS, INC.
                                        Its:  General Partner


                                        By:/s/ Jackson D. Rule
                                           ------------------------------------
                                               JACKSON D. RULE,
                                               PRESIDENT



                                        /s/ Jackson D. Rule
                                        ---------------------------------------
                                        JACKSON D. RULE





                                      53.

                                   EXHIBIT A


                              CERTAIN DEFINITIONS

                 For purposes of the Agreement (including this Exhibit A):

                 ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

                 (a) the sale or other disposition of all or any portion of Tele-Trend's business or assets (other than in the Ordinary Course of Business);

                 (b) the issuance, sale or other disposition of (1) any Membership Interests of Tele-Trend, (2) any option, call, warrant or right (whether or not immediately exercisable) to acquire any Membership Interest of Tele- Trend, or (3) any security, instrument or obligation that is or may become convertible into or exchangeable for any Membership Interest of Tele-Trend; or

                 (c) any merger, consolidation, business combination, membership interest exchange, reorganization or similar transaction involving Tele-Trend.

         AFFILIATED COMPANY. Affiliated Company shall mean Tele-Trend Communications Partners Ltd., a Colorado limited partnership.

         AGREEMENT. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         ASSUMED CONTRACTS. "Assumed Contracts" shall have the meaning specified in Section 1.1(g) of the Agreement.

         ASSUMED LIABILITIES. "Assumed Liabilities" shall have the meaning specified in Section 2.1 of the Agreement.

         BUSINESS. "Business" shall have the meaning specified in the Recitals to the Agreement.

         CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

         CLOSING. "Closing" shall have the meaning specified in Section 10 of the Agreement.

         CLOSING DATE.  "Closing Date" shall have the meaning specified in
Section 10 of the Agreement.

         CODE.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         COMPANIES.  "Companies" shall mean Tele-Trend and the Affiliated
Company.

         TELE-TREND PLAN. "Tele-Trend Plan" shall mean any Current Benefit Plan or Past Benefit Plan.

         COMPARABLE ENTITIES. "Comparable Entities" shall mean Entities (other than Tele-Trend) that are engaged in businesses similar to Tele-Trend's business.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CURRENT BENEFIT PLAN. "Current Benefit Plan" shall mean any Employee Benefit Plan that is currently in effect and:

                 (a) that was established or adopted by any of the Companies or any ERISA Affiliate or is maintained or sponsored by Tele-Trend;

                 (b)      in which Tele-Trend participates;

                 (c) with respect to which Tele-Trend or any ERISA Affiliate is or may be required or permitted to make any contribution; or

                 (d) with respect to which Tele-Trend or any ERISA Affiliate is or may become subject to any Liability.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of Tele-Trend and the Selling Members, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, revocable proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with any of the Companies under
Section 414 of the Code.

         EXCLUDED ASSETS. "Excluded Assets" shall have the meaning specified in Section 1.2 of the Agreement.

         EXCLUDED CONTRACT. "Excluded Contract" shall mean any Tele-Trend Contract that:

                 (a) Tele-Trend has entered into in the Ordinary Course of Business;

                 (b) is similar in all material respects to one of the Standard Form Agreements;

                 (c) has a term of less than 90 days or may be terminated by Tele-Trend (without penalty) within 90 days after the delivery of a termination notice by Tele-Trend; and

                 (d) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of $10,000.

         FACILITIES. "Facilities" shall have the meaning specified in the Recitals to the Agreement.

         GAAP. "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the basis on which the Tele-Trend Financial Statements were prepared.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:

                 (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

                 (b)      right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY.  "Governmental Body" shall mean any:

                 (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

                 (b) federal, state, local, municipal, foreign or other government;

                 (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, and any court or other tribunal); or

                 (d) individual, Entity or body exercising any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         HAZARDOUS MATERIAL.  "Hazardous Material" shall include:

                 (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;

                 (b) any waste, gas or other substance or material that is explosive or radioactive;

                 (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA, any other so-called "superfund" or "superlien" law, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and the respective regulations promulgated thereunder);

                 (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and

                 (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

         HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder.

         INDEMNITEES.  "Indemnitees" shall mean the following Persons:

                 (a)      the Purchaser;

                 (b)      the Purchaser's current and future affiliates;

                 (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

                 (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above;

provided, however, that Tele-Trend and the Selling Members shall not be deemed to be "Indemnitees."

         KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that has been be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body that applies any manner to the Business of Tele-Trend.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         ORDER.  "Order" shall mean any:

                 (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence or award that is, has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

                 (b) Contract with any Governmental Body that is or has been entered into in connection with any Proceeding.

         ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of Tele-Trend shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                 (a) such action is recurring in nature, is consistent with Tele-Trend's past practices and is taken in the ordinary course of Tele-Trend's normal operations;

                 (b) such action is not required to be authorized by Tele-Trend's members or managers or any committee of Tele-Trend and does not require any other separate or special authorization of any nature; and

                 (c) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal operations of other Entities that are engaged in businesses similar to Tele-Trend's business.

         PAST BENEFIT PLAN. "Past Benefit Plan" shall mean any Employee Benefit Plan (other than a Current Benefit Plan):

                 (a) of which any of the Companies or any ERISA Affiliate has ever been a "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or that otherwise has at any time been established, adopted, maintained or sponsored by any of the Companies or by any ERISA Affiliate;

                 (b) in which any of the Companies or any ERISA Affiliate has ever participated;

                 (c) with respect to which any of the Companies or any ERISA Affiliate has ever made, or has ever been required or permitted to make, any contribution; or

                 (d) with respect to which any of the Companies or any ERISA Affiliate has ever been subject to any Liability.

         PERSON.  "Person" shall mean any individual, Entity or Governmental
Body.

         PRE-CLOSING PERIOD. "Pre-Closing Period" shall mean the period commencing as of the date of the Agreement and ending on the Closing Date.

         PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative or appellate proceeding), prosecution, that is or has been commenced, brought, conducted or heard by or before, or that otherwise has involved any Governmental Body or any arbitrator or arbitration panel.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         PURCHASE PRICE.  "Purchase Price" shall have the meaning specified in
Section 3.1 of the Agreement.

         PURCHASED ASSETS. "Purchased Assets" shall have the meaning specified in Section 1.1 of the Agreement.

         PURCHASER. "Purchaser" shall mean Phoenix Network, Inc., a Delaware corporation.

         RELATED PARTY. Each of the following shall be deemed to be a "Related Party":

                 (a)      each of the Selling Members;

                 (b) each individual who is, or who has at any time been, an officer of Tele-Trend or of the Affiliated Company;

                 (c) each member of the immediate family of each of the individuals referred to in clauses "(a)" and "(b)" above; and

                 (d) any Entity (other than Tele-Trend) in which any one of the individuals referred to in clauses "(a)", "(b)" and "(c)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a 10% or greater voting, proprietary or equity interest.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives. The Selling Members and all other Related Parties shall be deemed to be "Representatives" of Tele-Trend.

         SCHEDULED CLOSING TIME. "Scheduled Closing Time" shall have the meaning specified in Section 10 of the Agreement.

         SELLING MEMBERS. "Selling Members" shall have the meaning specified in the introductory paragraph of the Agreement.

         SELLING MEMBERS' CLOSING CERTIFICATE. "Selling Members' Closing Certificate" shall have the meaning specified in Section 10.1(e) of the Agreement.

         SPECIFIED REPRESENTATIONS. "Specified Representations" shall mean the representations and warranties set forth in Sections 4.1, 4.3, 4.5 and 4.26 of the Agreement.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been
(a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         TELE-TREND. "Tele-Trend" shall mean Tele-Trend Communications LLC, a Colorado limited liability company.

         TELE-TREND CLOSING CERTIFICATE. "Tele-Trend Closing Certificate" shall have the meaning specified in Section 10.1(f) of the Agreement.

         TELE-TREND CONTRACT.  "Tele-Trend Contract" shall mean any Contract:

                 (a)      to which Tele-Trend is a party;

                 (b) by which Tele-Trend or any of its assets is bound or under which Tele-Trend has any material obligation; or

                 (c) under which Tele-Trend has or may acquire any right or interest, including in particular, any contract that provides a material benefit or any material right to Tele-Trend, and either Tele-Trend Partners or the general partner of Tele-Trend Partners is a party to such contract.

         TELE-TREND FINANCIAL STATEMENTS. "Tele-Trend Financial Statements" shall have the meaning specified in Section 4.3(a) of the Agreement.





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         TELE-TREND RETURNS.  "Tele-Trend Returns" shall have the meaning specified in Section 4.16(b) of the Agreement.

         TRANSACTIONAL AGREEMENTS.  "Transactional Agreements" shall mean:

                 (a)      the Agreement;

                 (b) the Noncompetition Agreement referred to in Section 10.1(b) of the Agreement;

                 (c) the Employment Agreement referred to in Section 10.1(c) of the Agreement;

                 (d) the General Release referred to in Section 10.1(d) of the Agreement; and

                 (e) both the Selling Members' and Tele-Trend Closing Certificates.

         TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including the performance by Tele-Trend, the Selling Members and the Purchaser of their respective obligations under the Transactional Agreements and the exercise by Tele-Trend, the Selling Members and the Purchaser of their respective rights under the Transactional Agreements.

         UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall have the meaning specified in Section 4.3(a)(iii) of the Agreement.





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